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Exhibit 32.1

WRITTEN STATEMENT

OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

        The undersigned hereby certify that the Form 10-K for the year ended December 31, 2004 filed by TNS, Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: March 31, 2005

/s/ JOHN J. MCDONNELL, JR. John J. McDonnell, Jr. Chairman and Chief Executive Officer
Dated: March 31, 2005
/s/ HENRY H. GRAHAM, JR. Henry H. Graham, Jr. Chief Financial Officer

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  Exhibit 32.1
WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER